Exhibit 99.1

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Kate Gundry

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Plug Power Appoints Clean Technology Expert Jonathan Silver

to its Board of Directors

Latham, NY — June 26, 2018 — Plug Power Inc. (NASDAQ: PLUG), a leading provider of energy solutions that change the way the world moves, today announced that prominent clean technology investor and advisor Jonathan Silver will join its board of directors.

“Jonathan is a strong addition to Plug Power’s board” said Andy Marsh, CEO, Plug Power. “As the former head of the federal government’s clean energy investment efforts, he has unique electric vehicle market expertise. His current work managing renewable energy investment programs for large companies will provide valuable insights to help us bolster Plug Power’s position within the broader markets for hydrogen and fuel cells.”

Silver brings to the board over a decade of experience financing some of the country’s most innovative renewable energy projects, as well as advanced automotive technology that helped launch leading electric vehicle platforms including Tesla and the Nissan Leaf. At the U.S. Department of Energy, Silver led both the federal government’s $40 billion clean energy investment fund and its $20 billion electric vehicle fund — two of the largest clean energy investment funds in the world.

Today, Silver is the Managing Partner of Tax Equity Advisors LLC, an advisory firm managing over $400 million of investments in solar power projects on behalf of large corporations. Earlier, he was Managing Partner of a venture capital firm, COO of hedge fund Tiger Management and he began his career at McKinsey and Company. In addition, Silver serves, or has served, on the boards of Resources for the Future, American Forests, the Wind Energy Foundation, and the Solar Electric Light Fund, which promotes solar electrification in developing countries.

“Hydrogen fuel cells will play an important role in reducing our society’s reliance on fossil fuels,” said Silver. “Plug Power is the leading company in this rapidly growing sector and has already successfully introduced several generations of this critical technology. I look forward to working with the impressive Plug Power leadership team to continue to build on this success.”

About Plug Power Inc.

The architect of modern hydrogen and fuel cell technology, Plug Power is the innovator that has taken hydrogen and fuel cell technology from concept to commercialization. Plug Power has revolutionized the material handling industry with its full-service GenKey solution, which is designed to increase productivity, lower operating costs and reduce carbon footprints in a reliable, cost-effective way. The Company’s GenKey solution couples together all the necessary elements to power, fuel and serve a customer. With proven hydrogen and fuel cell products, Plug Power replaces lead acid batteries to power electric industrial vehicles, such as the lift trucks customers use in their distribution centers.

Extending its reach into the on-road electric vehicle market, Plug Power’s ProGen platform of modular fuel cell engines empowers OEMs and system integrators to rapidly adopt hydrogen fuel cell technology. ProGen engines are proven today, with thousands in service, supporting some of the most rugged operations in the world. Plug Power is the partner that customers trust to take their businesses into the future. Learn more at www.plugpower.com.

Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc.(“PLUG”), including but not limited to statements about PLUG’s expectations regarding growth in Europe, revenue, growth with GenKey customers and its project financing platform. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive, GenSure and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive, GenSure and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission (the “SEC”). For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG’s public filings with the SEC including, the “Risk Factors” section of PLUG’s Annual Report on Form 10-K for the year ended December 31, 2017. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

SOURCE: PLUG POWER